Exhibit 99.4

Ener-Core Names Domonic J. Carney as Chief Financial Officer

IRVINE, Calif., August 20, 2014 /PRNewswire/ -- ENER-CORE, Inc. (OTCQB: ENCR), whose proprietary Gradual Oxidation technology and equipment generates clean electric power from low quality and waste gases, announced it named Domonic J. (DJ) Carney, 48, as its chief financial officer. Beginning on August 25, Carney will oversee Ener-Core's finance, accounting, and investor relations responsibilities and will report to CEO Alain Castro.

Castro said, "We have looked quite hard for the right financial executive to work alongside the rest of our team to help us lead Ener-Core into the next phase of its growth and expansion.  DJ is a reputable and capable finance executive and has served as CFO at two public companies, most recently focused on global companies in alternative energy, technology, advanced materials and manufacturing. Additionally, he has pertinent experience in the power generation equipment industry, as he provided financial direction to one of the global manufacturers of utility-scale wind turbines and also designed financing structures for large-scale renewable power projects. These experiences will prove valuable for Ener-Core, as the company continues to focus on structuring long-term license agreements with first-tier gas turbine manufacturers and deploying its products into power generation projects around the world. Ener-Core's ability to attract and retain the executives that make up the existing management team, as well as new talented individuals such as DJ, is a true testament to the tremendous market opportunity that we see for this business over the coming years."

Carney added, "Ener-Core brings disruptive and innovative technologies that provide a commercially viable solution into numerous non-traditional energy applications. I believe Ener-Core's Gradual Oxidation technologies can become an industry standard for the conversion of waste gases to clean, economical alternative energy generation, and I am excited to join a company with such significant market potential. I look forward to working with the management team to build Ener-Core's financial strength and capabilities that will help deliver on the company's strategic objectives."

Domonic J. Carney

Mr. Carney has over 24 years of experience that span the broad spectrum of finance, accounting, and operations primarily in technology startups and small cap public companies. Most recently, Mr. Carney was an independent consultant providing finance, accounting and business strategy services including board-level advisory, capitalization and restructuring, capital raises, and business plan services. While at T3 Motion (AMEX/NYSE MKT: TTTM) he developed and implemented a turnaround business and finance strategy for an electric vehicle manufacturer. During his seven years with Composite Technology Corporation (OTC:CPTC), Carney assumed increasing roles ending with CFO, Chief Accounting Officer and Treasurer. CTC's global operations in the regulated electrical and alternative energy sectors included manufacturing, marketing and selling wind turbines (0.5MWh-2.0MWh) under DeWind, Inc. During his tenure, he helped scale CTC from pre-revenue to over $75 million in annual revenues with a peak market cap in excess of $500 million. Mr. Carney started his career at Deloitte & Touche and is a CPA (inactive) in the state of California. He received a B.A. in Economics from Dartmouth College and an M.S in Accounting from Northeastern University.

About Ener-Core, Inc.

Ener-Core designs and manufactures innovative systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas.  The Ener-Core Gradual Oxidizer, our patented oxidation technology, enables the conversion of these gases into useful heat and power with the lowest known associated emissions. With the Ener-Core Gradual Oxidizer matched to gas turbines, Ener-Core offers systems with fuel flexibility and pollution control for power generation. The Gradual Oxidizer can also be customized for integration with larger existing power generation systems to offer unparalleled pollution control and achieve zero emissions.

Ener-Core has developed the 250kW Ener-Core Powerstation FP250 ("FP250"), and its larger counterpart, the 2MW Ener-Core Powerstation KG2-3G/GO, to transform methane gas, especially "ultra-low-Btu gas" from landfills, coal mines, oil fields and other low quality methane sources into continuous clean electricity with near-zero emissions. The Powerstations are specifically engineered for fuel flexibility and modularity, so that these low-Btu gas sources can be used as an energy resource instead of wasted through venting and/or flaring.

With dedication, deep expertise, and broad energy experience, Ener-Core seeks to serve several markets globally, including oil fields, biogas, coal mines, natural gas, emissions control, and utility power generation.  For more information, please visit the Ener-Core website: www.Ener-Core.com.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of June 24, 2014. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

SOURCE Ener-Core, Inc.

For further information: John Heilshorn, LHA, 212-838-3777, JHeilshorn@lhai.com

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